Registration No. 333-

As filed with the Securities and Exchange Commission on June 2, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	41-0617000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SUPERVALU INC.

11840 Valley View Road

Eden Prairie, Minnesota 55344

(Address, including zip code, of principal executive offices)

ALBERTSONS SAVINGS & RETIREMENT ESTATES,

ALBERTSON’S, INC. AMENDED AND RESTATED 1995 STOCK-BASED INCENTIVE PLAN,

ALBERTSON’S, INC. 1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

ALBERTSON’S, INC. 2004 EQUITY AND PERFORMANCE INCENTIVE PLAN

and

AMERICAN STORES COMPANY 1997 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

(Full title of the plans)

Warren E. Simpson, Esq.

Senior Corporate Counsel & Assistant Secretary

11840 Valley View Road

Eden Prairie, Minnesota 55344

(Name and address of agent for service)

(952) 828-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock ($1.00 par value)(3)(4)	38,580,641 shares	$29.345	$1,132,148,910.15	$121,139.93

(1)	The number of shares being registered represents the number of shares of the registrant’s Common Stock issuable under the following plans: 4,700,000 shares to be offered under the Albertsons Savings & Retirement Estates, as amended, 19,365,602 shares to be offered under the Albertson’s, Inc. Amended and Restated 1995 Stock-Based Incentive Plan, as amended, 19,300 shares to be offered under the Albertson’s, Inc. 1995 Stock Option Plan for Non-Employee Directors, as amended, 14,492,715 shares to be offered under the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan, and 3,024 shares to be offered under the American Stores Company 1997 Stock Plan for Non-Employee Directors, as amended.

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock which become issuable under such plans pursuant to their respective antidilution provisions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the registrant’s Common Stock as reported on the consolidated reporting system of the New York Stock Exchange on May 31, 2006.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Albertsons Savings & Retirement Estates.

(4)	Includes associated preferred share purchase rights.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by SUPERVALU INC. (“SUPERVALU” or the “Company”) or Albertsons Savings & Retirement Estates (“ASRE”), are incorporated by reference in this registration statement, as of their respective dates:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2006;

(b)	the Company’s Current Reports on Form 8-K filed on March 14, 2006 and April 17, 2006;

(c)	the Annual Report on Form 11-K of ASRE for the plan year ended December 31, 2004; and

(d)	the description of the Company’s Common Stock contained in any registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed by the Company under the Exchange Act for the purpose of updating such description.

All documents filed by the Company or ASRE pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that, under certain circumstances, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe the person’s conduct was unlawful.

In accordance with the DGCL, Article Eighth of SUPERVALU’s Restated Certificate of Incorporation provides that a director shall not be liable to SUPERVALU or its stockholders for monetary damages for a breach of the director’s fiduciary duty except:

•	for any breach of the director’s duty of loyalty to SUPERVALU or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the DGCL providing for liability of directors for unlawful dividends or unlawful stock repurchases or redemptions,

•	for any transaction for which the director derived an improper personal benefit, or

•	for any act or omission occurring prior to the date when said Article Eighth became effective.

SUPERVALU’s Restated Bylaws provide that SUPERVALU will indemnify any director or officer of SUPERVALU and may indemnify any employee or agent of SUPERVALU in the discretion of the board of directors for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the DGCL or its successor.

In addition, SUPERVALU’s Restated Bylaws provide that SUPERVALU will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of SUPERVALU, by reason of the fact that such person is or was a director or officer of SUPERVALU, or is or was serving at the request of SUPERVALU as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (even if such wrongful act arose out of neglect or breach of duty not involving willful misconduct), so long as such person did not act out of personal profit or advantage which was undisclosed to SUPERVALU and such person acted in a manner he or she reasonably believed to be in or not opposed to the best interests of SUPERVALU and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.

Further, SUPERVALU’s Restated Bylaws provide that SUPERVALU will pay expenses incurred by any person entitled to indemnification in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, provided that a determination has not been made by an independent legal counsel (who may be the regular counsel for SUPERVALU) in a written opinion that it is reasonably likely that the person has not met the applicable standards of conduct for indemnification and provided that SUPERVALU has received an undertaking by or on behalf of the person to repay such expenses unless it shall ultimately be determined that such person is entitled to be indemnified by SUPERVALU.

Finally, SUPERVALU’s Restated Bylaws provide that SUPERVALU may, to the fullest extent permitted by applicable law from time to time in effect, indemnify any and all persons whom SUPERVALU shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the board of directors of SUPERVALU deems it to be in the best interest of the corporation to do so.

SUPERVALU maintains directors’ and officers’ liability insurance that covers certain liabilities and expenses of our directors and officers and that covers SUPERVALU for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to SUPERVALU’s Annual Report on Form 10-K for the fiscal year ended February 28, 2004).

4.2	Restated Bylaws (incorporated by reference to Exhibit 3(ii) to SUPERVALU’s Current Report on Form 8-K dated April 12, 2006).

4.3	Rights Agreement dated as of April 12, 2000, between SUPERVALU INC. and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) as Rights Agent, including as Exhibit B the forms of Rights Certificate and Election to Exercise (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated April 17, 2000).

5.1	Opinion of Warren E. Simpson, Esq.

5.2	Determination Letter from the Internal Revenue Service with respect to qualification of the Albertsons Savings & Retirement Estates, as amended, under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1	Consent of KPMG LLP.

23.2	Consent of Warren E. Simpson, Esq. (contained in Exhibit 5.1 to this registration statement).

24	Power of Attorney.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the ASRE’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Eden Prairie, State of Minnesota, on June 2, 2006.

SUPERVALU INC.

By	/s/ JEFFREY NODDLE
Jeffrey Noddle
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 2, 2006.

Name	Title
/s/ JEFFREY NODDLE Jeffrey Noddle	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ PAMELA K. KNOUS Pamela K. Knous	Chief Financial Officer (principal financial and accounting officer)

/s/ DAVID M. OLIVER David M. Oliver	Vice President, Controller

/s/ IRWIN COHEN* Irwin Cohen	Director

/s/ RONALD E. DALY* Ronald E. Daly	Director

/s/ LAWRENCE A. DEL SANTO* Lawrence A. Del Santo	Director

/s/ SUSAN E. ENGEL* Susan E. Engel	Director

/s/ PHILIP L. FRANCIS* Philip L. Francis	Director

/s/ EDWIN C. GAGE* Edwin C. Gage	Director

/s/ GARNETT L. KEITH, JR.* Garnett L. Keith, Jr.	Director

/s/ CHARLES M. LILLIS* Charles M. Lillis	Director

/s/ MARISSA T. PETERSON* Marissa T. Peterson	Director

/s/ STEVEN S. ROGERS* Steven S. Rogers	Director

*	Executed this 2nd day of June on behalf of the indicated Directors by Warren E. Simpson, duly appointed Attorney-in-Fact.

By	/s/ WARREN E. SIMPSON
Warren E. Simpson
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on June 2, 2006.

ALBERTSONS SAVINGS & RETIREMENT ESTATES

By	SUPERVALU INC., the Plan Administrator

By	/s/ DAVID E. PYLIPOW
David E. Pylipow
Executive Vice President, Human Resources

Exhibit Index to

Form S-8

SUPERVALU INC.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to SUPERVALU’s Annual Report on Form 10-K for the fiscal year ended February 28, 2004).

4.2	Restated Bylaws (incorporated by reference to Exhibit 3(ii) to SUPERVALU’s Current Report on Form 8-K dated April 12, 2006).

4.3	Rights Agreement dated as of April 12, 2000, between SUPERVALU INC. and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, N.A.) as Rights Agent, including as Exhibit B the forms of Rights Certificate and Election to Exercise (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated April 17, 2000).

5.1	Opinion and consent of Warren E. Simpson, Esq.

5.2	Determination Letter from the Internal Revenue Service with respect to qualification of the Albertsons Savings & Retirement Estates, as amended, under Section 401 of the Internal Revenue Code of 1986, as amended.

23.1	Consent of KPMG LLP.

23.2	Consent of Warren E. Simpson, Esq. (contained in Exhibit 5.1 to this registration statement).

24	Power of Attorney.